Exhibit 99.1

ClearSign Announces Private Placement of $1,770,000

At the Market Transaction with Existing Stockholder

TULSA, Okla., July 23, 2026 – ClearSign Technologies Corporation (Nasdaq: CLIR) (“ClearSign” or the “Company”), a leader in advanced combustion and sensing technologies that help industrial operators dramatically reduce emissions, increase efficiency and support the use of cleaner fuels including hydrogen, today announces the completion of a private placement (the “Placement”) of 500,000 shares of its common stock, par value $0.001 per share, with an existing stockholder at a price of $3.54 per share, the average closing price reported on Nasdaq for the five trading days ending on June 21, 2026, for gross proceeds of $1,770,000. The Placement closed on July 22, 2026.

ClearSign intends to use the net proceeds from the Placement for working capital, research and development, marketing and sales, and general corporate purposes.

“We very much appreciate, and are encouraged by, the continued the support of this long time stockholder,” said Jim Deller, Ph.D., Chief Executive Officer of ClearSign.

The securities offered in the Placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of decarbonization and improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety, the use of hydrogen as a fuel and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com

Cautionary Note on Forward-Looking Statements

All statements in this press release relating to the Placement that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations on the Company’s strategy, plans, intentions, performance, or future occurrences or results, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the Company’s anticipated use of the net proceeds of the Placement, and other factors identified in the Company’s Annual Report on Form 10-K and other periodic and current reports filed with the U.S. Securities and Exchange Commission and available for review at www.sec.gov. Furthermore, the Company operates in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and, except as may be required by law, undertakes no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.